Exhibit 99.1

June 20, 2012	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Lewis
918-561-5325

ONEOK Partners to Present at
Global Hunter Securities GHS 100 Energy Conference

    TULSA, Okla. – June 20, 2012 -- ONEOK Partners, L.P. (NYSE: OKS) will present at the Global Hunter Securities GHS 100 Energy Conference on Monday, June 25, 2012, in San Francisco, Calif.

    Terry K. Spencer, ONEOK Partners president, will present at the conference at 4 p.m. Eastern Daylight Time (3 p.m. Central Daylight Time).

    The conference will be webcast and will be accessible on ONEOK Partners' website www.oneokpartners.com.  A replay of the webcast will be archived for 30 days after the conference.

    The company also will post the presentation on its website that morning, beginning at 8 a.m. Eastern Daylight Time (7 a.m. Central Daylight Time).

ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 43.4 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

For more information, visit the website at http://www.oneokpartners.com/.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

###